CONSENT OF INDEPENDENT AUDITORS

                          To the Board of Trustees of
                         FRANKLIN VALUE INVESTORS TRUST
                   (Franklin MicroCap Value Fund-New Series)


We consent to the inclusion in Post-Effective Amendment No. 9 to the Registration Statement of Franklin Value Investors Trust on Form N-1A (File No. 33-31326) of our report dated November 30, 1995 on our audit of the statement of assets and liabilities of the Franklin MicroCap Value Fund, as of November 29, 1995.



                                                    /s/ Coopers & Lybrand L.L.P.
                                                        COOPERS & LYBRAND L.L.P.

San Francisco, California
November 30, 1995